UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 20, 2008

Viad Corp
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11015	36-1169950
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1850 N. Central Avenue, Suite 800, Phoenix, Arizona		85004-4545
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(602) 207-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2008, the Board of Directors of Viad Corp (the "Company") elected Robert C. Krueger as a new director of the Company and appointed him to the Corporate Governance and Nominating Committee of the Board. He was elected to the class of Company directors whose terms expire at the 2011 annual meeting of shareholders. Mr. Krueger, age 72, is a former U.S. Senator, U.S. Congressman, U.S. Ambassador to three countries (Mexico, Burundi, and Botswana), Special Representative of U.S. Secretary of State to Southern African Development Community, Duke University professor, vice provost and dean, and Distinguished Visiting Professor at Rice University, University of Texas and Texas State University. He was also a Visiting Research Fellow at Merton College, Oxford University in 2000. Mr. Krueger has been a consultant to third party businesses interested in international trade and U.S. government policy since 2000.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits
None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viad Corp

May 22, 2008	By:	G. Michael Latta

Name: G. Michael Latta
Title: Vice President - Controller (Chief Accounting Officer and Authorized Signer)